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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 5, 2003



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


    Delaware                       0-30900                       54-1983517
(State or other               (Commission File                 (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                          20190
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: 703-547-2000



          (Former name or former address, if changed from last report)

Item 12. Results of Operations and Financial Condition.

     On December 5, 2003, XO Communications, Inc. ("XO") launched the second stage of a two stage rights offering and will issue transferable rights exercisable into approximately 7.8 million shares of its new common stock, $0.01 par value, at a purchase price of $5.00 per share. The second stage rights will be issued exclusively to the Company's pre-petition secured creditors as of November 15, 2002.

     XO received approximately $162.5 million in paid subscriptions for approximately 32.5 million shares of its new common stock in the initial stage of the rights offering that closed on November 14, 2003. The shares subscribed for in both stages of the offering will be issued after the expiration of the second stage of the rights offering in early January 2004.

     The rights offering is being made pursuant to the Company's Chapter 11 plan of reorganization, which was confirmed by the Bankruptcy Court. All proceeds received by XO from the rights offering will be used to retire existing secured debt.

     A copy of the press release of the Company is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

   Exhibits. XO Communications, Inc.

   99.1      Press Release of XO Communications, Inc., dated December 5, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    XO COMMUNICATIONS, INC.


                                    By:  /s/ Lee Weiner
                                         ---------------------------------
                                         Name:   Lee Weiner
                                         Title:  Senior Vice President and
                                                 General Counsel

December 8, 2003

                                  Exhibit Index
                                  -------------


      Exhibit No.             Description
      -----------             -----------

      99.1 Press Release of XO Communications, Inc., dated December 5, 2003.